Exhibit 3.2

BYLAWS

OF

MICROSOFT CORPORATION

ARTICLE I

Shareholders

1.1 Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may be submitted to such annual meeting, shall be held at the hour and on the date designated by the Board of Directors (“Board”) or an authorized committee of the Board.

1.2 Special Meetings. Special meetings of the shareholders of the Corporation, for any purpose or purposes, may be called by the Board, an authorized committee of the Board, or one or more shareholders to the extent permitted by the Articles of Incorporation. To be in proper form, a request for a special meeting of shareholders submitted by one or more shareholders must:

(a) be in writing and be delivered in person or by registered mail to the secretary of the Corporation;

(b) specify in reasonable detail the purpose(s) of and the business proposed to be conducted at the special meeting;

(c) suggest a date for the special meeting, which date shall be no fewer than thirty (30) and no more than ninety (90) days from the date on which the request is delivered to the secretary of the Corporation; and

(d) contain the information required for business to properly be brought by a shareholder before the annual meeting of shareholders as set forth in Section 1.13 of these Bylaws and reasonable evidence the requesting shareholder or shareholders ‘owns’ the requisite number of shares of the Corporation as defined in Section 1.14(c) of these Bylaws.

If the Board determines a shareholder request for a special meeting complies with the Articles of Incorporation and the provisions of these Bylaws, the Board shall call and send notice of a special meeting for the purpose set forth in such request within 30 days of receipt of the request. The Board shall determine the date for such special meeting and the record date for shareholders entitled to notice of and to vote at such meeting. Business transacted at a special meeting requested by shareholders shall be limited to the purpose(s) stated in the request, unless the Board submits additional matters to shareholders at any special meeting requested by shareholders.

In making the decision to call a special meeting in response to shareholder requests, the Board shall have discretion as to the call and purposes of a meeting and may refuse to call a meeting (a) if the meeting request relates to an item of business that is not a proper subject for shareholder action under applicable law, or (b) for a purpose identical or similar to a purpose for which a previous special meeting was held in the previous 90 days or an annual meeting to be held within 90 days of the date the shareholder request is made.

1.3 Business at Annual and Special Meetings. No business (including any director nomination) may be presented and transacted at an annual or special meeting of shareholders other than business that is:

(a) specified in a notice of meeting given by or at the direction of the Board or an authorized committee of the Board,

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(b) otherwise brought at the meeting by or at the direction of the Board or an authorized committee of the Board,

(c) specified in a notice of meeting stated in a shareholder special meeting request pursuant to Section 1.2 of these Bylaws, or

(d) otherwise brought at an annual meeting by a shareholder who:

(i) holds of record stock of the Corporation entitled to vote at the meeting on such business; and

(ii) complies with the notice procedures set forth in Section 1.13 and, if applicable, Section 1.14.

Clauses (c) and (d) of this Section 1.3 shall be the exclusive means for a shareholder to present director nominations or other business at a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).

1.4 Place of Meetings. Meetings of shareholders shall be held at such place within or outside the State of Washington as determined by the Board, or an authorized committee of the Board, pursuant to proper notice.

1.5 Notice. The Corporation shall give written or electronic notice of each shareholders’ meeting stating the date, time, and place and, for a special meeting, the purpose(s) for which the meeting is called, not less than ten (10) (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record, to the shareholder’s address as it appears on the current record of shareholders of the Corporation.

1.6 Quorum of Shareholders. At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment to a new date, time, or place unless a new record date is or must be set for the adjourned meeting.

If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of the Washington Business Corporation Act, as amended (“WBCA”), or of the Articles of Incorporation or of these Bylaws a different vote is required.

1.7 Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At a reconvened meeting at which a quorum is present any business may be transacted at the meeting as may have been brought at the adjourned meeting in accordance with Section 1.3. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if the WBCA requires that a new record date for the adjourned meeting must be fixed, then notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

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1.8 Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a record date for any such determination of shareholders, which date shall not be more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is given or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, that determination shall apply to any adjournment of the meeting, unless the Board fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

1.9 Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged by any applicable voting groups and in alphabetical order, with the address of and the number of shares held by each shareholder. The record of shareholders shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or any shareholder’s agent during the whole time of the meeting.

1.10 Proxies.

(a) Shareholders of record may vote at any meeting either in person or by proxy. A shareholder may appoint a proxy to vote for the shareholder by submitting (a) an appointment form signed by the shareholder or the shareholder’s attorney-in-fact, or (b) an electronic transmission sent in accordance with the provisions for electronic notice under Section 3.3. An appointment of proxy is effective when an appointment form or an electronic transmission (or documentary evidence thereof, including verification information) is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the shareholder, unless the appointment form or electronic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event the Corporation must tabulate the votes in a manner consistent with that limitation or direction. An appointment of proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form or electronic transmission.

(b) Any person seeking proxies from shareholders, whether directly or indirectly, is required to use a proxy card of a color different from white. White proxy cards are reserved solely for the Board’s use.

1.11 Organization of Meeting. The officer designated by the Chief Executive Officer (or in the absence of a designation by the Chief Executive Officer, any other officer designated by the Board) may call any meeting of shareholders to order and shall be the Chair of the meeting. The Secretary of the Corporation, or any other officer designated by the Board, if present at any meeting of its shareholders, shall act as the Secretary of the meeting. If the Secretary (or other officer designated by the Board to act as Secretary) is absent from any meeting of shareholders, the Chair of the meeting may appoint a Secretary for the meeting.

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1.12 Order of Business. The Chair of a meeting of shareholders, determined in accordance with Section 1.11, shall have discretion to establish the order of business for the meeting subject to any specific order established by the Board. In the event that a nomination or submission of other business is not made in accordance with the procedures specified in these Bylaws (or any applicable rule or regulation referred to herein), the Chair of the meeting has the authority to determine and declare to the meeting that it is invalid. If the Chair of the meeting declares it invalid, the nomination or submission will be disregarded.

1.13 Notice of Shareholder Business to be Conducted at an Annual Meeting of Shareholders. In order for a shareholder to properly bring any item of business at an annual meeting of shareholders (the “Current Year Meeting”), the shareholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 1.13 and, if applicable, Section 1.14. This Section 1.13 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

(a) To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the Current Year Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the Current Year Meeting and not later than the close of business on the later of the 90th day prior to the date of the Current Year Meeting or, if the first public announcement of the date of the Current Year Meeting is less than 100 days prior to the date of the Current Year Meeting, the 10th day following the day on which public announcement of the date of the Current Year Meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 by a nominating shareholder and not otherwise specified herein.

(b) To be in proper form, whether for a nominee for election to the Board or other business, a shareholder’s notice to the Secretary must set forth the shareholder’s name and address as they appear on the Corporation’s books and the class or series and number of shares of the Corporation that are owned of record by such shareholder and:

(i) Set forth, as to the shareholder or, if the shareholder is acting on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination or proposal is made (such shareholder or beneficial owner, a “Holder”) and if the Holder is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”), the following information together with a representation as to the accuracy of the information:

(A) the name and address of the Holder and of each control person,

(B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record by the Holder and by any control person,

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(C) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such Holder or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the Holder or control person with respect to shares of the Corporation (any such agreement, arrangement or understanding, a “Derivative Instrument”),

(D) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such Holder or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable),

(E) a description of the terms of and number of shares subject to any short interest in any security of the Corporation in which the Holder or any control person has an interest (for purposes of these Bylaws a person shall have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F) a description of any proportionate interest in shares of the Corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder or any control person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(G) a description of the terms of and number of shares subject to any performance-related fees (other than an asset-based fee) that the Holder or any control person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(H) a description of the terms of and number of shares subject to any arrangements, rights, or other interests described in Sections 1.13(b)(i)(C)-(G) held by members of such Holder’s or control person’s immediate family sharing the same household,

(I) any other information relating to the Holder or control person or any person who would be considered a participant in a solicitation with such Holder or control person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

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(J) any other information as reasonably requested by the Corporation.

All of the information described in this Section 1.13(b)(i) shall be provided as of the date of the notice and shall be provided as of the record date for the meeting via a supplemental statement by the Holder delivered to the Corporation not later than 10 days after the record date.

(ii) If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring at the meeting, the notice must set forth:

(A) a brief description of the business desired to be brought at the meeting, including the text of any proposal to be presented for a vote at the meeting, the reasons for conducting such business at the meeting, and any material interest of the Holder in such business, and

(B) a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii) Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board:

(A) all information relating to each nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and each proposed nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv) A representation that the Holder intends to vote or cause to be voted its stock at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.

(v) With respect to each nominee for election or reelection to the Board, the Holder shall include a completed and signed questionnaire, representation, and agreement required by Section 1.15. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

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(c) Notwithstanding anything in Section 1.13(a) to the contrary, if the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board is first made by the Corporation.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

(e) Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought at the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the Chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought at the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposal or nomination shall be disregarded.

(f) Notwithstanding the foregoing provisions of these Bylaws, the Holder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.3 or Section 1.13. If a Holder (i) gives notice according to Rule 14a-19(b) under the Exchange Act for any potential director nominee for the Corporation, and (ii) subsequently fails to adhere to the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the nomination of each suggested nominee will be disregarded. Any proxies or votes that may have already been received by the Corporation for such a disregarded nominee will also be disregarded. If requested by the Corporation, the Holder must provide credible proof that they have met the requirements of Rule 14a-19(a)(3) under the Exchange Act no later than five business days before the relevant meeting.

(g) Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the shareholder or Holder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws. Nothing in these Bylaws shall be deemed to constitute a procedure for the recognition of a beneficial owner as a shareholder of the Corporation within the meaning of Section 23B.07.230 of the Washington Business Corporation act. This Section 1.13 shall be the sole method for a shareholder to nominate a director for election to the Board of Directors in connection with the Corporation’s annual meeting of shareholders, other than a proxy access nomination as described in Section 1.14.

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1.14 Proxy Access for Director Nominations.

(a) The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of shareholders the name of, and the Additional Information (as defined below) relating to, any nominee for election or reelection to the Board who satisfies the eligibility requirements in this Section 1.14 (a “Shareholder Nominee”) and who is identified in a notice that complies with Section 1.13 and that in addition complies with Section 1.14(f) and that is timely delivered pursuant to Section 1.14(g) (the “Shareholder Notice”) by a shareholder on behalf of one or more Holders, but in no case more than twenty Holders, who:

(i) elect at the time of delivering the Shareholder Notice to have such Shareholder Nominee included in the Corporation’s proxy materials,

(ii) as of the date of the Shareholder Notice, own (as defined below in Section 1.14(c)) a number of shares that represents at least 3% of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) and has owned (as defined below in Section 1.14(c)) continuously the Required Shares (as adjusted for any stock splits, stock dividends, or similar events) for at least three years, and

(iii) satisfy the additional requirements in these Bylaws (such Holder or Holders collectively, an “Eligible Shareholder”).

(b) For purposes of satisfying the ownership requirement under Section 1.14(a):

(i) the outstanding shares of the Corporation owned by one or more Holders may be aggregated, provided that the number of shareholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty, and

(ii) a group of any two or more funds shall be treated as one Holder if they are (A) under common management and investment control, or (B) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(c) For purposes of this Section 1.14, an Eligible Shareholder “owns” only those outstanding shares of the Corporation as to which the Holder possesses both:

(i) the full voting and investment rights pertaining to the shares and

(ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(A) sold by such Holder or any control person in any transaction that has not been settled or closed,

(B) borrowed by such Holder or any control person for any purposes or purchased by such Holder or any control person pursuant to an agreement to resell, or

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(C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Holder or any of its control persons, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of:

(1) reducing in any manner, to any extent or at any time in the future, such Holder’s or any of its control persons’ full right to vote or direct the voting of any such shares, and/or

(2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such Holder or control person.

A Holder “owns” shares held in the name of a nominee or other intermediary so long as the Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A Holder’s ownership of shares shall be deemed to continue during any period in which the Holder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the Holder. A Holder’s ownership of shares shall be deemed to continue during any period in which the Holder has loaned such shares provided that the Holder has the power to recall such loaned shares on five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.

(d) No Holder may be a member of more than one group of Holders constituting an Eligible Shareholder under this Section 1.14.

(e) For purposes of this Section 1.14, the “Required Information” that the Corporation will include in its proxy statement is:

(i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder, not to exceed 500 words, in support of its Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 1.14 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

(f) The Shareholder Notice shall set forth the information required under Section 1.13(b)(i), (iii), and (v) of these Bylaws and in addition shall set forth:

(i) the written consent of each Shareholder Nominee to being named in the Corporation’s proxy statement as a nominee;

(ii) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission under Exchange Act Rule 14a-18; and

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(iii) the written agreement of the Eligible Shareholder (or in the case of a group, each Holder whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(A) setting forth and certifying to the number of shares of the Corporation it owns and has owned (as defined in Section 1.14(c)) continuously for at least three years as of the date of the Shareholder Notice and agreeing to continue to own such shares through the date of the annual meeting, which statement shall also be included in the written statements set forth in Item 4 of the Schedule 14N filed by the Eligible Shareholder with the Securities and Exchange Commission;

(B) the Eligible Shareholder’s agreement to provide written statements from the record holder and intermediaries as required under Section 1.14(h) verifying the Eligible Shareholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting;

(C) the Eligible Shareholder’s representation and agreement that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 1.14):

(1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent,

(2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 1.14,

(3) has not engaged and will not engage in a, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board, and

(4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(D) the Eligible Shareholder’s agreement to:

(1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation,

(2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation pursuant to this Section 1.14,

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(3) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting,

(4) file all materials described below in Section 1.14(h)(iii) with the Securities and Exchange Commission, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and

(5) provide to the Corporation prior to the annual meeting such additional information as necessary or reasonably requested by the Corporation; and

(iv) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

(g) To be timely under this Section 1.14, the Shareholder Notice must be received by the secretary of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however that in the event the date of the Current Year Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the Current Year Meeting or the 10th day following the day on which public announcement of the date of the Current Year Meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of the Shareholder Notice as described above.

(h) An Eligible Shareholder (or in the case of a group, each Holder whose shares are aggregated for purposes of constituting an Eligible Shareholder) must:

(i) within five business days after the date of the Shareholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, verifying that the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares,

(ii) include in the written statements provided pursuant to Item 4 of Schedule 14N filed with the Securities and Exchange Commission a statement certifying that it owns and continuously has owned, as defined in Section 1.14(c), the Required Shares for at least three years,

(iii) file with the Securities and Exchange Commission any solicitation or other communication relating to the Current Year Meeting, one or more of the Corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A, and

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(iv) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, within five business days after the date of the Shareholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control.

(i) Within the time period specified in Section 1.14(g) for delivery of the Shareholder Notice, a Shareholder Nominee must deliver to the Secretary of the Corporation the questionnaire, representation and agreement set forth in Section 1.15 below. At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five business days of such request, submit any additional completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.

(j) Notwithstanding anything to the contrary contained in this Section 1.14, the Corporation may omit from its proxy statement any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i) the Secretary of the Corporation receives notice that a shareholder intends to nominate a person for election to the Board which shareholder does not elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 1.14,

(ii) the Eligible Shareholder materially breaches any of its agreements, representations, or warranties set forth in the Shareholder Notice, or if any of the information in the Shareholder Notice was not, when provided, true and correct, or

(iii) the Shareholder Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years.

(k) The number of Shareholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders (including any Shareholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials but who is nominated by the Board as a Board nominee), together with any nominees who were previously elected to the Board as Shareholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board and any Shareholder Nominee who

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was qualified for inclusion in the Corporation’s proxy materials but whose nomination is subsequently withdrawn, shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 1.14 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.14 exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible Shareholder disclosed as owned in its respective Shareholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(l) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive a number of votes cast in favor of his or her election equal to at least fifteen percent (15%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Shareholder Nominee pursuant to this Section 1.14 for the next two annual meetings.

1.15 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder or Eligible Shareholder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.13 or 1.14, whichever is applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a) is not and will not become a party to:

(i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

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1.16 Bylaw Amendments. The shareholders may amend or repeal these Bylaws, or adopt new bylaws, even though the Bylaws also may be amended or repealed, or new bylaws also may be adopted, by the Board, by action taken in the manner provided by the WBCA and the Articles of Incorporation.

ARTICLE II

Board of Directors

2.1 Number and Qualifications. The business affairs and property of the Corporation shall be managed by a Board of not less than five directors nor more than fourteen directors. The number of directors may be increased or decreased by resolution of the Board or by the shareholders at the annual meeting. Directors need not be shareholders of the Corporation or residents of the State of Washington.

2.2 Election – Term of Office. At each annual shareholders’ meeting the shareholders shall elect the directors to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Except as provided in Section 2.10 and in this paragraph, each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. In a contested election, the directors shall be elected by the vote of a plurality of the votes cast.

A contested election is one in which (a) on the last day for delivery of a notice under Section 1.13(a), a shareholder has complied with the requirements of Section 1.13 regarding one or more nominees, or on the last day for delivery of a notice under Section 1.14(g), an Eligible Shareholder has complied with the requirements of Section 1.14 regarding one or more nominees; and (b) prior to the date that notice of the meeting is given, the Board has not made a determination that none of the candidacies of the shareholder or Eligible Shareholder’s nominees creates a bona fide election contest. For purposes of these Bylaws, it is assumed that on the last day for delivery of a notice under Section 1.13(a) or Section 1.14(g), there is a candidate nominated by the Board for each of the director positions to be voted on at the meeting. The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. Except as otherwise provided in this paragraph, an incumbent director not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to RCW 23B.07.290; (b) the date on which the Board appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board pursuant to Section 2.10; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under this Section 2.2 may be filled by the Board as provided in Section 2.10. The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board about filling the office. The Board will act on the Governance and Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who failed to receive a majority vote for election will participate in the Governance and Nominating

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Committee recommendation or Board decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.

2.3 Regular Meetings. Regular meetings of the Board shall be held at such places, and at such times as the Board may determine, and, if so determined, no notice need be given. A regular meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held.

2.4 Special Meetings. Special meetings of the Board may be held at any time or place upon the call of a majority of directors, the Chief Executive Officer or the Chief Operating Officer.

2.5 Notice. No notice is required for regular meetings of the Board. Notice of special meetings of the Board, stating the date, time, and place, shall be given in a manner described in Section 3.3 at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice.

2.6 Waiver of Notice. A director may waive notice of a special meeting of the Board either before or after the meeting, and the waiver shall be deemed the equivalent of giving notice. The waiver must be given in accordance with the requirements for written or electronic notice in Section 3.3. Attendance or participation of a director at a meeting shall constitute waiver of notice of that meeting unless the director attends or participates for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

2.7 Quorum of Directors. Fifty percent of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. When a quorum is present at any meeting, a majority of the members present shall decide any question brought at such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

2.8 Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

2.9 Resignation. A director of the Corporation may resign at any time by giving written notice to the Board, the Chair, the Chief Executive Officer, or the Secretary of the Corporation. Any director resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

2.10 Vacancies. Unless otherwise provided by the WBCA, in case of any vacancy in the Board, including a vacancy resulting from an increase in the number of directors or non-election of a director under Section 2.2, the remaining directors, whether constituting a quorum or not, may fill the vacancy.

2.11 Compensation. The Board shall have the sole authority to fix the compensation of directors.

2.12 Committees. The Board, by resolution adopted by a majority of the Board, may designate from among its members one or more committees, each of which:

(a) Shall have two (2) or more members;

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(b) Shall be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum (except that a quorum of a committee shall consist of no fewer than two members) and voting requirements that apply to the Board; and

(c) To the extent provided in the resolution, shall have and may exercise all the authority of the Board, except no committee shall have the authority to:

(i) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

(ii) Approve or propose to shareholders action which the WBCA requires to be approved by shareholders;

(iii) Fill vacancies on the Board or on its committees;

(iv) Amend the Articles of Incorporation;

(v) Adopt, amend, or repeal these Bylaws;

(vi) Approve a plan of merger not requiring shareholder approval; or

(vii) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits prescribed by the Board.

ARTICLE III

Special Measures Applying to Meetings of

Shareholders, the Board of Directors and Committees of the Board

3.1 Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board or a committee of the Board may be accomplished without a meeting if the action is taken by all the members of the Board or all the members of the committee. The action must be evidenced by one or more consents describing the action to be taken, given by all directors or all members of the committee, as the case may be, to the Corporation for inclusion in the minutes in a manner equivalent to written or electronic notice under Section 3.3. Directors’ consents may be given either before or after the action taken.

Action taken by unanimous consent is effective when the last director consents to the action, unless the consent specifies a later effective date.

3.2 Use of Communications Equipment. Meetings of the shareholders, the Board, and committees of the Board may be held using any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at the meeting.

3.3 Oral, Written and Electronic Notice. Terms used in this Bylaw shall be as defined in the WBCA.

Oral notice may be communicated in person or by telephone, wire, or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner.

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Written notice may be transmitted by mail, private carrier, or personal delivery; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of: (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage to the address as it appears on the current records of the Corporation; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the director, the shareholder, or by the shareholder’s attorney-in-fact. Subject to contrary provisions in the WBCA, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the WBCA and any applicable federal law. A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

ARTICLE IV

Officers

4.1 Positions. The officers of the Corporation may comprise a Chair, a Chief Executive Officer, one or more Presidents, one or more Vice Presidents (who may be designated as Corporate Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents), a Secretary, and a Treasurer as appointed by the Board or the Chief Executive Officer. The Corporation may have such additional or assistant officers (sometimes referred to as “additional officers”) as the Board or Chief Executive Officer may deem necessary for its business and may appoint from time to time. The Board shall also have the authority, but shall not be required, to designate officers as the Chief Operating Officer, the Chief Financial Officer or similar such titles. Two or more offices may be held by the same person.

If a director/officer has not been designated as Chair, or if the designated Chair is not present at a meeting, the Board shall elect a Chair from amongst its members to serve as Chair of the Board for such meeting. The Chair shall preside at all meetings of the Board, and shall have such other powers as the Board may determine.

4.2 Appointment and Term of Office. The Board shall appoint the officers of the Corporation annually at the first meeting of the Board held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur when possible thereafter, or may be left vacant. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

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4.3 Authority and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, shall see that all orders, actions and resolutions of the Board are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with the Bylaws, such other authorities and duties as prescribed by the Board.

4.4 Authority and Duties of Other Officers. Each officer other than the Chief Executive Officer shall have the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with the Bylaws, the duties prescribed by the Board, by the Chief Executive Officer, or by an officer authorized by the Board to prescribe the duties of such officer. Any designation of duties by the Chief Executive Officer or other officer shall be subject to review by the Board but shall be in full force and effect in the absence of such review.

4.5 Compensation and Contract Rights. The Board shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board shall have authority to appoint a Compensation Committee and may delegate to that committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

4.6 Resignation or Removal. Any officer of the Corporation may resign at any time by giving notice to the Board or the Corporation. Any such resignation is effective when the notice is given, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of the officer.

The Board, by majority vote of the entire Board, may remove any officer or agent, with or without cause. An officer or assistant officer, if appointed by another officer, also may be removed by any officer authorized to appoint officers or assistant officers. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.7 Vacancies. If any office becomes vacant by any reason, the directors may (a) appoint a successor or successors who shall hold office for the unexpired term (b) or leave such office vacant.

ARTICLE V

Certificates of Shares and Their Transfer

5.1 Issuance; Certificates of Shares. No shares of the Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Shares may but need not be represented by certificates. Certificates for shares of the Corporation shall be in a form consistent with the provisions of the WBCA or the law of a predecessor corporation and after the effective date of these Bylaws shall state:

(a) The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

(b) The name of the person to whom issued; and

(c) The number and class of shares and the designation of the series, if any, which such certificate represents.

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The certificate shall be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

5.2 Rules and Regulations Concerning the Issue, Transfer and Registration of Shares. The Board shall have power and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer, and registration of shares of stock. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board shall authorize. The Board shall have power and authority to appoint from time to time one or more transfer agents and registrar of the shares of stock.

5.3 Shares without Certificates. The Board may authorize some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a record containing the information required on certificates by the WBCA.

ARTICLE VI

Books and Records

6.1 Books of Accounts, Minutes, and Share Register. Except as otherwise provided by law the Corporation:

(a) Shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board for the Corporation;

(b) Shall maintain appropriate accounting records;

(c) Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; notwithstanding the foregoing and except as required by law, the Corporation is not obligated to include electronic mail addresses or any other electronic contact information on any list of shareholders so prepared, whether in response to a request from a shareholder or in connection with an annual or special shareholder meeting; and

(d) Shall keep a copy of the following records at its principal office:

(i) The Articles or Restated Articles of Incorporation and all amendments to them in effect;

(ii) The Bylaws or Restated Bylaws and all amendments to them currently in effect;

(iii) The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

(iv) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(v) All communications to shareholders generally within the past three (3) years;

(vi) A list of the names and business addresses of its current directors and officers; and

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(vii) Its most recent annual report delivered to the Secretary of State of Washington.

6.2 Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the Secretary, an assistant secretary, or other officer authorized by the Board.

As amended effective July 1, 2023

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